            EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

VIASYS Healthcare Inc.

BY

Eagle Merger Corp.

a wholly owned subsidiary

OF

Cardinal Health, Inc.

AT

$42.75 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, JUNE 20, 2007, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated May 23, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Eagle Merger Corp., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of VIASYS Healthcare Inc., a Delaware corporation (“VIASYS”), at a purchase price of $42.75 per Share (plus, if the first acceptance for payment by Offeror of the Shares tendered in the Offer has not occurred on or prior to June 25, 2007, an additional $0.007027 per Share for each day during the period commencing on June 25, 2007 and ending on such date of first acceptance), net to sellers in cash, without interest (such amount per Share paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 23, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1.  The Offer Price is $42.75 per Share (plus, if the first acceptance for payment by Offeror of the Shares tendered in the Offer has not occurred on or prior to June 25, 2007, an additional $0.007027 per Share for each day during the period commencing on June 25, 2007 and ending on such date of first acceptance), net to sellers in cash, without interest.

2.  The Offer is made for all issued and outstanding Shares.

3.  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 11, 2007, by and among Cardinal Health, Offeror and VIASYS (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Offeror, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Offeror will be merged with and into VIASYS (the “Merger”). Following the effective time of the Merger, VIASYS will continue as the surviving corporation and become a wholly owned subsidiary of Cardinal Health, and the separate corporate existence of Offeror will cease.

4.  The VIASYS board of directors unanimously (1) approved the Merger Agreement, and deemed the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of VIASYS and the VIASYS stockholders, (2) approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (3) recommended that the VIASYS stockholders accept the Offer and tender their Shares under the Offer to Offeror.

5.  The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Wednesday, June 20, 2007, unless the Offer is extended.

6.  Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.  The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that represents at least a majority of the total number of outstanding VIASYS shares on a fully diluted basis, and (2) any applicable waiting period (and any extension thereof) under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any applicable required approvals of the competent competition authority of any member state of the European Union having been obtained or terminated, or having expired, as the case may be. The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14—“Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Cardinal Health and Offeror are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Cardinal Health and Offeror become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Cardinal Health and Offeror will make a good faith effort to comply with that state statute. If, after a good faith effort, Cardinal Health and Offeror cannot comply with the state statute, Offeror will not make the Offer to, nor will Offeror accept tenders from or on behalf of, the VIASYS stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

VIASYS Healthcare Inc.

BY

Eagle Merger Corp.

a wholly owned subsidiary

OF

Cardinal Health, Inc.

AT

$42.75 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated May 23, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Eagle Merger Corp., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of VIASYS Healthcare Inc., a Delaware corporation (“VIASYS”), at a purchase price of $42.75 per Share (plus, if the first acceptance for payment by Offeror of the Shares tendered in the Offer has not occurred on or prior to June 25, 2007, an additional $0.007027 per Share for each day during the period commencing on June 25, 2007 and ending on such date of first acceptance), net to sellers in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*

                                                                                               Shares

Account Number:

Tax Identification or Social Security Number(s):

Signature(s):

Please Print Name:

Address:

Area Code and Telephone:

Dated:                     , 2007

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.